CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 3 to the registration statement on Form N-2 (the “Registration Statement”) of our report dated April 21, 2011, relating to the financial statement of John Hancock Hedged Equity & Income Fund, which appears in such Registration Statement. We also consent to reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 23, 2011